Exhibit 14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our report dated February 27, 2017 relating to the financial statements and financial highlights of John Hancock American New World Trust, John Hancock Core Strategy Trust, John Hancock Emerging Markets Value Trust, John Hancock Lifestyle Growth PS Series, John Hancock Mid Cap Index Trust, and John Hancock Value Trust, each a series of John Hancock Variable Insurance Trust, appearing in the December 31, 2016 Annual Report to Shareholders. We also consent to the references to us under the headings “Financial Statements; Experts” and “Appendix B – Financial Highlights of the Funds” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the Statement of Additional Information, which constitutes part of this Registration Statement, our report dated February 27, 2017 relating to the financial statements and financial highlights appearing in the December 31, 2016 Annual Report to Shareholders of John Hancock American New World Trust, John Hancock Core Strategy Trust, John Hancock Emerging Markets Value Trust, John Hancock Lifestyle Growth PS Series, John Hancock Mid Cap Index Trust, and John Hancock Value Trust, each a series of John Hancock Variable Insurance Trust. We also consent to the references to us under the heading “Financial Highlights” and “Independent Registered Public Accounting Firm” in the May 1, 2017 Prospectus and Statement of Additional Information of John Hancock American New World Trust, John Hancock Core Strategy Trust, John Hancock Emerging Markets Value Trust, John Hancock Lifestyle Growth PS Series, John Hancock Mid Cap Index Trust, and John Hancock Value Trust.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 30, 2017